Exhibit 10.1

English Translation

NOTARY CERTIFICATE

Shanghai Huangpu Notary Office of the People’s Republic of China

English Translation

No. [AJJHZB-01]

AJ Trust & Wuhan Kingold Jewelry Gold Income Right Collective Fund Trust Plan

The Gold Income Right Transfer and Repurchase Contract

April, 2016

English Translation

AJ Trust & Wuhan Kingold Jewelry Gold Income Right Collective Fund Trust Plan

The Gold Income Right Transfer and Repurchase Contract

Party A: Wuhan Kingold Jewelry Co., Ltd (hereinafter referred to as “Kingold Jewelry”)

Legal representative: Zhihong Jia

Address: No. 15 (special), Huangpu Science Park, Jiang’an District

Zip code: 430023

Tel: 027-65694977

Fax: 02765660703

Party B: Shanghai AJ Trust Co., Ltd. (hereinafter referred to as “AJ Trust”)

Legal representative: Weizhong Zhou

Address: AJ Finance Plaza, No. 746, Zhaojiabang Road, Xuhui District, Shanghai

Zip code: [200030]

Tel: 021-64396600

Fax: 021-64390176

WHEREAS:

1. Kingold Jewelry agrees to transfer the corresponding income right to its legal owned inventory gold (the corresponding market value of the closing price on the most recent trading day of Shanghai Gold Exchange shall not be lower than RMB 412.5 million of Au99,99 standard gold when pledging, quantity [      ] bars, weight [      ] kg) (hereinafter referred to as the “Object Gold Income Right”) to AJ Trust, and received amount shall be used to purchase gold raw material. AJ Trust receives the transferred Object Gold Income Right of Kingold Jewelry by the trust fund in accordance with the trust contract, and under the agreed circumstances, Kingold Jewelry shall repurchase the unfulfilled Object Gold Income Right held by AJ Trust during that period according to this contract.

English Translation

2. AJ Trust intends to establish the “AJ Trust & Wuhan Kingold Jewelry Gold Income Right Collective Fund Trust Plan” (hereinafter referred to as the “Trust Plan”) to possesses the transferred Object Gold Income Right of Kingold Jewelry with the trust fund.

According to The Contract Law of the People’s Republic of China, The Corporation Law of the People’s Republic of China and other laws and regulations, based on the principles of good faith and justice and through friendly consultation, both sides reach this contract to comply regarding the transfer and repurchase of the Object Gold Income Right.

Article 1 Transfer Object

The Object Gold Income Right that AJ Trust receives is: the gold income right of Kingold Jewelry that possesses for its inventory gold.

(1) Right basis of Object Gold Income Right

Object Gold Income Right is one of the rights that Kingold Jewelry possesses for its inventory gold.

(2) Content and amount of Object Gold Income Right

Object Gold Income Right is one of the powers and functions that Kingold Jewelry possesses for its inventory gold.

Both parties of this contract hereby agree: the Object Gold Income Right of this contract includes but is not limited to the right of claim of the following income:

Since the delivery date of Object Gold Income Right, any other cash or other revenue earned from the Object Gold Income Right.

(3) In respect of the representations and warranties of Object Gold Income Right

Kingold Jewelry hereby promises that the Object Gold Income Right meets the following conditions:

j Object Gold Income Right is one of the powers and functions that Kingold Jewelry possesses for its inventory gold; it is valid and legally existing;

k Object Gold Income Right has the real trading background with complete business invoices;

l Object Gold Income Right can be transferred according to laws and regulations;

m Guarantee or right limitations are not set for the Object Gold Income Right; Except for the items of this contract, Kingold Jewelry does not make any other disposal for the Object Gold Income Right;

English Translation

n Any parties concerned of the Object Gold Income Right shall be legal persons of institutions within China’s territory;

o As of the signing date of this contract, the Object Gold Income Right does not violate existing valid laws, regulations, relevant business guidance and internal management system of Kingold Jewelry.

Article 2 Transfer Price

1. The transfer price of the Object Gold Income Right of this contract is RMB 300 million, which is paid in lump sum using collective fund of the Trust Plan by AJ Trust. AJ Trust intends to pay RMB 300 million to Kingold Jewelry as the transfer price of the Object Gold Income Right with the trust fund collected via Trust Plan under which it is a trustee.

2. The transfer price of the Object Gold Income Right under this contract is RMB 300 million, which is paid in lump sum using the trust fund corresponding to the collected trust unit of Trust Plan by AJ Trust.

Article 3 Payment Time of Transfer Price and Delivery of Gold Income Right

1. AJ Trust promises to pay for all the transfer amount ruled by Article 2 to Kingold Jewelry within ten business days after signing The Gold Pledge Contract of AJ Trust & Wuhan Kingold Jewelry Gold Income Right Collective Fund Trust Plan” (hereinafter referred to as the “Gold Pledge Contract”, No. [AJJHZB-03]) and Kingold Jewelry transfers all pledged gold mentioned in the Gold Pledge Contract to AJ Trust.

2. Both parties agree and confirm that the total transfer price from AJ Trust to Kingold Jewelry is RMB [300 million]. Only when the prerequisites below are met should AJ Trust pay all transfer amount to Kingold Jewelry within one business day after the establishment of the Trust Plan:

(1) The Trust Plan has been established, and collected fund has reached RMB [300 million];

(2) This contract has been signed validly and been effective, and has finished the compulsory notary process other procedures such as appraisal, insurance and delivery and custody, and Kingold Jewelry has issued the valid written authorized resolution documents of signing this contract;

English Translation

(3) “The Guarantee Contract of AJ Trust & Wuhan Kingold Jewelry Gold Income Right Collective Fund Trust Plan” (hereinafter referred to as “The Guarantee Contract”, No. [AJJHZB-02]) and “The Gold Pledge Contract” have been signed validly and goes into effect, compulsory notary process and relevant processes as authentication, insurance buying and warehouse shifting and safekeeping have finished, and Kingold Jewelry has issued the valid written authorized resolution documents of signed “The Gold Pledge Contract”;

(4) Kingold Jewelry does not violate the representations and warranties, items under commitment or obligation under this contract, and there is no situation that might significantly influence adversely the rights of AJ Trust under this contract.

(5) Kingold Jewelry has transferred the documents of title of all Object Gold Income Right to AJ Trust in accordance with this contract (including but not limited to the original copy or photocopy of the contract and receipt of gold purchasing) and other documents.

3. AJ Trust should pay the transfer amount of Object Gold Income Right to the appointed bank account of Kingold Jewelry:

Account Name: Wuhan Kingold Jewelry Co., Ltd.

Account: [420011 162080 5301 7159]

Bank: [China Construction Bank Wuhan Jiang’an Sub-branch]

4. Both parties agree and confirm that when AJ Trust pays the transfer amount of Object Gold Income Right in accordance with this article, the payment obligation of AJ Trust under this article is considered to have been performed.

5. The transfer and delivery of Object Gold Income Right

(1) The transfer and delivery of Object Gold Income Right

The date that AJ Trust pays the transfer amount of Object Gold Income Right according to this article shall be deemed as the delivery date of Object Gold Income Right, and AJ Trust obtains all the Object Gold Income Right since this date. Since this delivery date, all rights, interests, earnings and claim rights of Object Gold Income Right are possessed by AJ Trust.

(2) Transfer consent of Object Gold Income Right

Kingold Jewelry consents that all involved Object Gold Income Right under this article can be transferred to a third party, including but not limited to the situations of transferring from Kingold Jewelry to AJ Trust, and from AJ Trust to a third party.

English Translation

Article 4 Submission of Document Materials

Kingold Jewelry should submit necessary documents and materials according to the requirements of AJ Trust, including but not limited to:

1. The documents proving that Kingold Jewelry legally owns the Object Gold Income Right (including but not limited to the original copy or photocopy of the purchase contract and invoices).

2. The internal resolution documents of signing and performing this contract.

Any photocopy of document from Kingold Jewelry should be submitted to AJ Trust after been sealed. All the documents and materials Kingold Jewelry submit to AJ Trust are valid attachments, which are integral part of this contract and shall have the same legal force as that of the contract.

Article 5 Gold Income Right Repurchase

1. Repurchase object

Kingold Jewelry has the obligation of repurchase in accordance with this article, and the repurchase object is the Object Gold Income Right under Article 1 of this contract possessed by AJ Trust.

After Kingold Jewelry fully pays all repurchase amount according to this article, the Object Gold Income Right under Article 1 of this contract possessed by AJ Trust shall belong to Kingold Jewelry. In the meanwhile, this contract shall be terminated as both parties have fulfilled their obligations.

2. Ordinary repurchase

Kingold Jewelry has the obligation to fully pay the repurchase amount of Object Gold Income Right according to the following items:

No.	Paying Repurchase Price Date	Repurchase Amount
1	Within 10 business days since the establishment of Trust Plan

Total trust unit ×1 Yuan/unit ×[1]% ×calendar days of the period from the date of establishment of trust unit (included) to the date when 12 trust months have passed (not included) ÷ 360

[Note: Where the trust is terminated in advance, AJ Trust shall not return the collected transfer amount during this period, or credit against the other due repurchase amount payable by Kingold Jewelry to AJ Trust or any creditor’s right that possessed by AJ Trust (if any)]

English Translation

2	The date when every 6 months passed since the establishment of Trust Plan	Total trust unit ×1 Yuan/unit ×[10]% ×days in this accounting period/360
3	The date when 24 months passed since the establishment of Trust Plan	Total trust unit ×1 Yuan/unit ×(1+[10]% ×calendar days from the date when 24 calendar months passed since the establishment of Trust Plan (not included) ÷ 360 - the total amount of paid repurchase amount of the Gold Income Right by Kingold Jewelry up to this date (not included)

Note: The mentioned “days in this accounting period” in item 2 of the above formulas refers to the days from the previous payment date (included) to this payment date (not included). And for the first payment date, the “days in this accounting period” refers to the days from the establishment of trust unit (included) to this payment date (not included).

Where any of the payment date is also the statutory holiday, it should be moved to the nearest previous business day, but the debtor shall still pay AJ Trust the object credit with the payment amount according to the above table.

3. Delayed Repurchase

Kingold Jewelry shall not delay in fulfilling the obligation of repurchase, except that Kingold Jewelry applies in advance and receives the written consent from AJ Trust.

4. Repurchase in Advance

After 12 months from the establishment of Trust Plan, Kingold Jewelry has the right to repurchase all or part of the Object Gold Income Right in advance, and shall inform AJ Trust 10 days ahead of the in advance repurchase.

Except as otherwise provided herein, Kingold Jewelry shall not repurchase the Object Gold Income Right in advance. If Kingold Jewelry repurchases the Object Gold Income Right in advance without permission of AJ Trust, it shall be deemed as the violation of contract by Kingold Jewelry, and Kingold Jewelry shall pay the one-time repurchase amount for all remained Object Gold Income Right.

English Translation

AJ Trust will monitor the asset-liability ratio of Kingold Jewelry every month during the term of the Trust Plan. Where the asset-liability ratio of Kingold Jewelry is higher than (greater than or equal to) 75%, one month of observation period shall be given to Kingold Jewelry by AJ Trust. If the asset-liability ratio of Kingold Jewelry is still higher than (greater than or equal to) 75% after the one-month observation period, Kingold Jewelry shall pay the repurchase amount of all remained Object Gold Income Right in a lump sum according to the stated repurchase amount on written notification from AJ Trust on the day or within the period determined by AJ Trust.

Where Kingold Jewelry violates the representations and warranties of this contract, or Object Gold Income Right is identified as invalid, cancelled or any other right limitation situation happens, or AJ Trust takes measures according to this contract, Kingold Jewelry shall fulfill the repurchase obligation of Object Gold Income Right in advance in accordance with the requirements of AJ Trust. Where AJ Trust requires Kingold Jewelry to fulfill the repurchase obligation of Object Gold Income Right in advance in accordance with the contract, Kingold Jewelry shall pay the repurchase amount of all remained Object Gold Income Right in a lump sum according to the stated repurchase amount on written notification from AJ Trust on the day or within the period determined by AJ Trust.

5. Guarantee

Zhihong Jia provides irrevocable unlimited joint and several liability guarantee for all obligations, responsibilities, statements, representations and warranties of Kingold Jewelry under this contract, and has signed the Guarantee Contract with AJ Trust.

Kingold Jewelry provides pledge guarantee for all obligations, responsibilities, statements, representations and warranties with its inventory gold under this contract, and has signed the Gold Pledge Contract with AJ Trust and shall fulfill the following agreements:

(1) Appraisal: Kingold Jewelry, AJ Trust and insurance company jointly spot check 1% of pledged object gold for destructive appraisal to confirm its purity and value of assessment, and related authentication costs shall be borne by AJ Trust.

(2) Insurance: insurance shall be bought for all pledged object matters at PICC Property and Casualty Company Limited and the beneficiary shall be AJ Trust. The insurance costs shall be borne by Kingold Jewelry.

English Translation

(3) Moving to warehouse and safekeeping: AJ Trust sets safe deposit box in Industrial and Commercial Bank of China. AJ Trust keeps the key to the safe deposit box, and PICC Property and Casualty Company Limited reserves the fingerprints for the safe deposit box. The pledge shall not be used during pledging period. The rent fees of the safe deposit box shall be borne by AJ Trust.

(4) AJ Trust sets safe deposit box in Industrial and Commercial Bank of China, and the pledge shall be deposited in this safe deposit box set by AJ Trust. Where Kingold Jewelry violates the provisions of the contract, AJ Trust shall have the right to apply for compulsory enforcement to the People’s Court with jurisdiction for directly disposing the pledged object.

(5) The initial pledging rate of the pledging object shall not be higher than 72.72%, which means the total amount of pledging object shall not lower than RMB 412.5 million when pledging. During the trust period, according to daily closing price of gold in Shanghai Gold Exchange, if the gold price decreases to the 85% of the initial price, Kingold Jewelry shall add enough pledging gold so the closing price of gold on that day * the value of the pledging gold is not lower than RMB 412.5 million. Otherwise, AJ Trust has the right to announce the expiry of Trust Plan in advance and dispose the pledging object. The fund gained shall be used to pay the repurchase amount of Object Gold Income Right, on a priority basis.

6. Repurchase Payment

Kingold Jewelry shall pay the repurchase amount of Object Gold Income Right to the following trust account on time:

Account Name: Shanghai AJ Trust Co., Ltd. Special Trust Account

Account: [216200100101305531]

Bank: [Business Department of Industrial Bank Shanghai Branch]

Article 6 Obligations of Kingold Jewelry

1. After the commencement of the contract, Kingold Jewelry shall send a written notice to AJ Trust within five days after knowing the event when one of the following conditions occurs. The influence which has already been made or probably will be made, the remedial measures that have been taken or will be taken, the duration of remedy and the expected result shall also be listed in the written notice explicitly:

(1) The execution of this contract may be affected under the adverse circumstances caused by Kingold Jewelry such as the default of significant amount of money to any creditors, major economic disputes and the deterioration of financial condition and so on.

English Translation

(2) Kingold Jewelry is involved in litigation or arbitration of major cases as a defendant or respondent.

(3) The subject gold income right has been frozen or enforcement or limit measures have been taken on it by competent authority for any reason.

(4) Kingold Jewelry breaches any contract, commitment or acknowledgement signed with AJ Trust.

(5) Kingold Jewelry is registered for investigation by the judicial authority, supervision department etc., which has influenced the performance capabilities seriously, or has other situations that badly affect its social reputation, performance ability and so on.

(6) The execution of this contract may be affected under the adverse circumstances caused by the guarantor who provides the guarantee for the debts of Kingold Jewelry under this contract, including the default of significant amount of money to any creditor, major economic disputes and the deterioration of financial condition and so on, or the guarantor is involved in litigation or arbitration as a defendant or respondent.

(7) Other situations that have significant adversary influences on performance of this contract by Kingold Jewelry identified by AJ Trust.

2. Kingold Jewelry shall assist AJ Trust and the insurance company to select and inspect 1% of pledge subject gold under the Gold Pledge Contract for destructive appraisal, in order to identify the quality and valuation of the pledge subject. The appraisal charge shall be borne by the AJ Trust.

3. Kingold Jewelry shall make sure that all the pledge subjects in the Gold Pledge Contract need to be insured with the PICC Property and Casualty Company Limited and designated AJ Trust as the beneficiary and bear the insurance cost.

4. AJ Trust sets a safe deposit box in the Industrial and Commercial Bank of China and keep the key of the safe-deposit box. PICC Property and Casualty Company Limited reserves the fingerprints of the safe-deposit box. The rental charges shall be borne by AJ Trust.

5. AJ Trust shall set a safe deposit box in the Industrial and Commercial Bank of China and keep the pledge material in the safe deposit box. AJ shall have the right to apply for compulsory enforcement in the court with jurisdiction for directly disposing the pledge subject when Kingold Jewelry breaches the contract.

English Translation

6. The transfer amount of the gold income right obtained by Kingold Jewelry can only be used for the purchase of gold raw materials.

7. Any payments to AJ Trust by Kingold Jewelry under this contract shall be paid to the special account of trust property under Article 5.6.

8. Kingold Jewelry shall urge Zhihong Jia (hereinafter referred to as “guarantor”) to sign the Guarantee Contract with AJ Trust in time.

Article 7 Payment of Security Fund and Taxation

1. The expenses produced in the process of the exercise of rights or obligations in under the contract shall be paid by each party respectively, including but not limited to the costs of engaging lawyers, accountants and auditors.

2. All the parties agree that Kingold Jewelry shall fully pay the subscription money of security fund of trust industry (hereinafter referred to as “Security Fund”) to Kingold Jewelry within 3 business days since the establishment of the Trust Plan and authorize AJ Trust to subscribe the security fund on the behalf of Kingold Jewelry.

The amount of Security Fund which shall be subscribed= Principal of trust fund × 1%

The subscription money of the Security Fund shall be transferred to the account of the security fund company before the statutory time limit for payment through the special account of security fund (hereinafter referred to as “Special Fund Account”) opened by AJ Trust. AJ Trust shall pay the corresponding principal and income of the Security Fund to the related parties within 3 business days after the liquidation of the Trust Plan (including the termination of the Trust Plan, termination of some trust units, the redemption of trust parties and other related situation that need to pay the trust benefit or distribute the trust property to related parties).

Corresponding principal and income of the Security Fund of each terminated trust unit = corresponding principal of the Security Fund of this trust unit × (1 + return rate of the security fund ×number of days during benefit calculation ÷ 360).

In the above formula, the return rate of the Security Fund is the one-year fixed deposit rate published by the People's Bank of China on the day of the termination of this trust unit. The number of days for the benefit calculation is the actual number of days from the date on which the corresponding subscription money of the Security Fund of this trust unit is transferred into the Special Fund Account opened by AJ trust to the termination date of this trust unit (not included), calculating the beginning day without the ending day and sectional calculation shall not be adopted.

English Translation

If the subscription money is transferred into the collecting account of the Trust Plan or the special account of trust or other account controlled by AJ Trust instead of the Special Fund Account due to reason of Kingold Jewelry, AJ Trust shall return the above payments to Kingold Jewelry within [3] business days after receiving the application.

In case any following defaulting situations arises due to Kingold Jewelry, AJ Trust has the right to offset the outstanding payments that should be duly paid to AJ Trust according to this contract with the principal and interest of the Security Fund subscribed by Kingold Jewelry. The payment shall be classified as trust property.

If Kingold Jewelry fails to offer any subscription payments in full duly in accordance with the contract, AJ Trust has the right to collect the penalties according to [0.05% of the unpaid value] per day from Kingold Jewelry during the overdue period until all the overdue has been paid completely. If the overdue time is more than [15] business days, AJ Trust has the right to stop transferring the subsequent trust fund and/or ask for a lump sum payment in advance from Kingold Jewelry under this contract, besides requiring the penalties from it.

The Trust Special Fund Account of AJ trust fund is as followed:

Account Name: Special Fund Account of Security Fund of Shanghai AJ Trust Company Limited

Account No.: [97990153900001129]

Correspondent Bank: [First Business Department of Shanghai Pudong Development Bank]

The principal and income of the Security Fund shall be returned to the bank account designated by Kingold Jewelry, and the account information is as followed:

Account Name: Wuhan Kingold Jewelry Company Limited

Account NO.: 420011 162080 5301 7159

Correspondent Bank: Wuhan Jiangan Branch of China Construction Bank.

3. AJ Trust, as the trustee, shall bear the costs specified in this item with the trust property.

Article 8 Representation and Warranties

1. Follows are the representation and warranties of Kingold Jewelry, which will be continually valid during the term of the contract:

English Translation

(1) An enterprise as a legal person, which forms legally according to the Law of the PRC and validly exists, and guarantees that it operates legally.

(2) This deal has passed the inner procedure for examination and approval. After this contract is signed, it will constitute the legal, valid and binding obligation to it.

(3) Guarantees the validity, authenticity, legality and compliance of the Object Gold Income Right, and guarantees that there are no any other priority rights or third part rights (including that the Object Gold Income Right has been transferred, and set pledge before this contract, or will be transferred once again, and set pledge after this contract).

(4) Interests of Kingold Jewelry’s any creditors will not be harmed by signing and performing this contract, and none of Kingold Jewelry’s creditors will put forward any rights proposal and objections involving this contract; signing and performing this contract will neither violate any legal and statutory regulations having restrictions or influences on this contract, or government approval, authorization, information, or other government documents or judgment, adjudication, commands, nor any contracts, agreements signed with any other third party or any commitments offered to the third party, or any other obligations should be performed.

(5) The transfer amount of the gold income right gained by Kingold Jewelry should be used only for purchasing gold materials, cannot be used to do something which is restricted or prohibited by the nation’s policy or laws and regulations.

(6) Relevant materials offered by Kingold Jewelry to AJ Trust are true, effective, complete and there is no material omission or concealment.

(7) Sign the Gold Pledge Contract with AJ Trust as soon as possible, and urge the guarantor to sign the Guarantee Contract timely.

(8) There are no other financial institution priority rights formed by the Object Gold Income Right, and the Object Gold Income Right is not supervised by other third party institutions, otherwise Kingold Jewelry should compensate all losses that AJ Trust or trust property may suffer, and its repurchase obligation will not be relieved.

2. Follows are the representation and warranties of AJ Trust, which will be continually valid during the term of the contract:

(1) Is an enterprise legal person, which forms legally according to the Law of the PRC and validly exists, and guarantees it operates legally.

English Translation

(2) According to regulations of the “Trust Contract”, uses the trust fund to receive the transfer object.

(3) After this contract is signed, it will constitute the legal, valid and binding obligation to it.

Article 9 Notification

1. All notifications between parties should be in the written form, which can be delivered by specially-assigned person, registered mail, EMS, and so on. The fax can be assistance; however, it also should be supplemented by the above agreed means afterwards.

2. The notification is regarded as being delivered in following date:

(1) The notification delivered by the specially-assigned person is regarded as an effective delivery on the delivery day;

(2) The notification delivered by the registered mail (postage paid) is regarded as an effective delivery on the 7th day after being sent off (postmark serves as a proof).

(3) The notification delivered in the way of EMS (postage paid) is regarded as an effective delivery on the 3rd day after being sent off (postmark serves as a proof).

3. Contact addresses filled in the contract by parties are their effective mail addresses

4. Two parties all have the right to change their mail addresses at any time; however, they should send notification within 7 days after the change to the other party by the delivery ways agreed under this Article.

5. Follows are addresses and fax numbers used in the second provision under this Article by parties:

The contacts of Kingold Jewelry:

Address: Te No. 15, Huangpu Science and Technology Park, Jiang’an District

Contact Person: [Yi Huang]

Tel: [027-65694977]

Fax: [027-65660703]

The contacts of Shanghai AJ Trust Co., Ltd:

Address: Aijian Financial Tower, No. 746 Zhaojiabang Road, Xuhui District, Shanghai

Contact Person: [Jianxiang Lu]

Tel: [021-64382881]

Fax: [021-64814366]

English Translation

Article 10 Confidentiality

Each party should maintain confidentiality about this contract and matters related with this contract. If there are no written permissions of the other party, any matters related with this contract cannot be disclosed to a third party, except the disclosures because of following reasons:

1. AJ Trust performs the obligation of disclosing information ruled by the laws and regulations or trust documents and discloses information to clients and beneficiaries.

2. Disclose information to auditors, lawyers and other working staff, who are authorized in the normal business, with the precondition that these people should perform the obligation of maintaining confidentiality to the information related with this contract in their work.

3. The data and documents can be gained publicly or the disclosure of this data is required by laws and regulations.

4. Disclosing information to court, arbitration institution, or the disclosure related with this contract is required by the disclosure procedures before lawsuit or the similar procedures, or the law procedure requires information to be disclosed.

5. According to the requirement of financial regulator, AJ Trust discloses information to the financial regulator.

6. Because Kingold Jewelry violates the contract, AJ Trust can disclose information to transferees or potential transferees when it addresses the creditor’s rights under this contract.

Rules of this article are still valid after the termination of contract.

Article 11 Anti-commercial Bribery Terms

Anti-commercial bribery terms are the necessary attachment of this contract, and have the same legal effect with this contract. The party who signs this contract with us (AJ Trust), please read this Article carefully, agree to sign following anti-commercial bribery terms with us (AJ Trust) and obey them.

1. Both parties understand and are willing to obey the anti-commercial bribery legal rules of PRC. Both parties understand that the bribery and corruption behaviors in any forms violate laws and will be punished seriously by the law.

English Translation

2. Neither party shall claim, receive, offer, give any interests outside of this contract to the other party or responsible person of the other party or other relevant people, including but not limited to public rebate, hidden rebate, cash, gift card, physical items, securities, traveling, or other non-material interests and so on, however, if these interests are under industry practice or the common practice, they shall be explicit in the contract.

3. We (AJ Trust) will prohibit strictly any commercial bribery behaviors of our (AJ Trust’s) responsible person. If our (AJ Trust’s) responsible person does anything listed in the Provision 2 of this Article, it will be deemed as breaking rules of us (AJ Trust), and will be punished by our (AJ Trust’s) rules and national law.

4. If one party or one party’s responsible person violate rules of Provisions 2 and 3, and causes losses to the other party, they should be responsible for damaging and compensation.

5. “Other relevant people” mentioned in this Article refers to the people, except the responsible person of two parties of this contract, who have direct or indirect interests in the contract, including but not limited to relatives and friends of the contract’s responsible person.

Article 12 Special Agreement

1. After coming into force of this contract, if the Object Gold Income Right is deemed void, cancelled or any other situations which limit the right, Kingold Jewelry shall inform AJ Trust within one day after these situation happened. Effects, possible effects on Kingold Jewelry, and remedial measures which has taken or are going to take all should be listed carefully in the written information.

2. After this contract becomes effective, if AJ Trust thinks that if offering guarantee to the third party by Kingold Jewelry or the guarantor has serious adverse impact on the performance of this contract’s obligation and /or the obligation of the relevant transactional documents of the Trust Plan by this party, AJ Trust has the right to require the guarantee offering party to make a written statement on how to remedy this situation and take remedial measures.

3. After this contract becomes effective, if one of the following credit risks happens, Kingold Jewelry shall inform AJ Trust in written form within five business days after knowing this situation. Effects, possible effects on Kingold Jewelry, and remedial measures which has taken or are going to take, deadline of remedy and expected effects should be listed carefully in the written notice.

English Translation

(1) The operating status of Kingold Jewelry deteriorates.

(2) Kingold Jewelry has lost the business reputation.

(3) Significant suit or arbitration cases happen which affect or may affect interests of Kingold Jewelry and make the operating status of Kingold Jewelry deteriorate.

(4) Events happen in Kingold Jewelry, which may have material adverse influences on Kingold Jewelry’s business, capital and property status.

(5) Other items which have material adverse influences on Kingold Jewelry when it performs this contract’s obligation and /or the obligation of the relevant trade documents of the Trust Plan.

4. The parties hereby agree that: after this contract becomes effective, AJ Trust has the right to know Kingold Jewelry’s finance status, status of participating suits or arbitration, significant transactional contracts and so on; has the right to check Kingold Jewelry’s operating and finance status monthly or quarterly, but AJ Trust shall not intervene with Kingold Jewelry’s normal activities.

5. During the term of the contract, if any situation listed in this article happens, and AJ Trust thinks that it may have influences on the realization of the Object Gold Income Right and /or its rights of relevant transactional documents of the Trust Plan, AJ Trust has the right to inform Kingold Jewelry and require Kingold Jewelry to pay the repurchase amount of the rest Object Gold Income Right to the special account of trust property.

Article 13 Force Majeure

1. The force majeure referred in this contract, means earthquake, flood, war, governmental behaviors and other events which cannot be foreseen, whose results can’t be prevented or avoided reasonably.

2. If one party of this contract cannot perform this contract completely or partly, this party shall inform the other party within 5 business days after the happening of the force majeure; and offer the detail situation of the event within 15 business days and the documentations offered by the relevant competent authorities, functional departments, or notary public which proves that this contract cannot be performed completely or partly.

3. If one party cannot perform this contract completely or partly because of force majeure, this party is not responsible for breaking the contract, but this party shall take the necessary and proper measures to relieve losses which may bring to the other party.

English Translation

4. If the force majeure happens, two parties shall have a negotiation and decide to change or end this contract by the degree of the force majeure’ s impact on this contract.

Article 14 Amendment and Supplement to the Contract

1. The agreed content in this contract can be changed after negotiating of two parties.

2. On the matters not being specified in this contract, two parties can sign supplement to the contract.

3. The contents which have changed in this contract or supplement contract have the same legal effect with this contract. If there are conflicts between the content after the change or supplement contract and this contract, the content after the change or supplement contract prevails.

Article 16 Responsibility of Default

1. Both parties shall strictly abide by the provisions of this contract. Any party that breaches the contract or its representations and warranties shall bear the corresponding liability for breach of contract and compensate for all the loss of the observant party because of its default. If its default leads to the invalidation, revocation or rescission of the contract, the defaulting party shall compensate for all the losses caused to the observant party.

2. Both parties hereby agree: Once the contract comes into force, if one of the following circumstances occurs, which AJ believes to affect the execution of the contract, it is deemed as the default of Kingold Jewelry.

(1) Kingold Jewelry breaches the contract.

(2) Kingold Jewelry breaches the commitment on the use of funds.

(3) Kingold Jewelry has material breach to any third party.

(4) Significant suits or arbitration arises where Kingold Jewelry is the defendant or a third party.

(5) The key personnel of Kingold Jewelry are subject to the investigation or punishment by the supervision department or higher authorities.

(6) Any other matters occur, which may be seriously adverse for the business, capital and property situation of Kingold Jewelry.

(7) Other situations stipulated in the laws and regulations, or the notification and decision of the supervision departments.

English Translation

3. If Kingold Jewelry breaches the obligation in the contract (including representations and warranties are not true) or any other default situation occurs, causing AJ Trust be not able to receive the repurchase amount of the Object Gold Income Right according to the Article 5 of the contract, AJ Trust is entitled to take one or more of the following measures:

(1) Require Kingold Jewelry to continue to pay the payables (including but not limited to the repurchase amount), and pay [0.05%] of the amounts payable per day as the damages. If the damages are insufficient to compensate all the losses of AJ Trust (including the fees of the exercise of pledge right, compulsory enforcement fees, court fees or arbitration fees, counsel fees and other dispute resolution fees), Kingold Jewelry shall continue to compensate AJ Trust the balance of the losses.

(2) Terminate this contract partially or completely according to Article 15, and require Kingold Jewelry to pay all the losses.

(3) Exercise the rights according to the other contracts signed by Kingold Jewelry and AJ Trust (if any).

Article 17 Dispute Resolution

All disputes arising from this contract shall be settled through friendly negotiation. In case no settlement can be reached through negotiation, they shall bring proceedings to the local People's Courts with the jurisdiction where AJ Trust is located.

Both parties have confirmed that any party that does not fulfill the obligations is willing to accept the compulsory enforcement.

Article 18 Others

1. In case any article of this contract is invalid for any reason, the invalidity of this article does affect the validity of other articles of this contract, so both parties shall continue to execute the other articles of this contract.

2. AJ Trust shall sign and execute this contract as the trustee of the Trust Plan, instead of the owner of AJ Trust’s inherent property.

3. Headings of this contract are for convenience only and are not used for the interpretation of this contract. The words used in this contract have the same meaning with those in The Trust Contract of AJ Trust & Wuhan Kingold Jewelry Gold Income Right Collective Fund Trust Plan unless the context clearly requires otherwise.

English Translation

4. Both parties hereby confirm that the debt relations in this contract are clear and both parties have no objection to the agreed content related to the payments. If Kingold Jewelry fails to perform the obligations and responsibilities in this contract wholly, partially or properly, Kingold Jewelry will voluntarily accept the compulsory enforcement. AJ Trust is entitled to decide whether this article is in preference to Article 17 (Dispute Resolution) in this contract.

Kingold Jewelry shall cooperate with AJ Trust to apply for the notarization of credit instruments to grant this contract the effectiveness of compulsory enforcement in the notary public office. The fees of the handling notarial affairs shall be paid by AJ Trust with trust property.

5. This contract becomes effective after being signed or sealed by the legal representative/director or authorized agent of both parties and affixed the official seal.

6. The contract is in quadruplicate. Kingold holds one copy while AJ Trust holds three copies, which are with equal legal effect.

(The following has no content)

English Translation

[This page is the signature page of The Gold Income Right Transfer and Repurchase Contract of AJ Trust & Wuhan Kingold Jewelry Gold Income Right Collective Fund Trust Plan (No.: [AJJHZB-01]). No text.]

Both parties have read and understood all the articles without any disputes when signing the contract, and they also have correct understanding of the legal relation between both parties and the legal implications of the articles about both parties’ rights, obligations and responsibilities.

Party A: Wuhan Kingold Jewelry Co., Ltd. (Official Seal)

Legal representative or authorized agent (Signature or seal)

Party B: Shanghai AJ Trust Co., Ltd. (Official Seal)

Legal representative or authorized agent (Signature or seal)

Signing date: 28th April, 2016

Signing location: Shanghai

English Translation

Notarial Certificate of Credit Instruments with Effectiveness of Compulsory Enforcement

(2016) Hu Huang Zheng Jing Zi No. 7102

Applicants:

Party A: Wuhan Kingold Jewelry Co., Ltd

Address: Te No. 15, Huangpu Science Park, Jiang’an District

Legal representative: Zhihong Jia

Party B: Shanghai AJ Trust Co., Ltd

Address: 5/F, Comprehensive Building, 168 Gutai Road, China (Shanghai) Pilot Free Trade Zone

Legal representative: Weizhong Zhou

Issue under notarization: To grant The Gold Income Right Transfer and Repurchase Contract the effectiveness of compulsory enforcement

The applicants Wuhan Kingold Jewelry Co., Ltd and Shanghai AJ Trust Co., Ltd applied to us for the notarization of The Gold Income Right Transfer and Repurchase Contract to grant it the effectiveness of compulsory enforcement on 25th April, 2016.

Upon investigation, the applicants have signed the preceding The Gold Income Right Transfer and Repurchase Contract by mutual agreement. Each party has the legal capacity for civil rights and civil acts. Both Zhihong Jia, the legal representative of the transferor (the repurchase party) Wuhan Kingold Jewelry Co., Ltd and Weizhong Zhou, the legal representative of the transferee Shanghai AJ Trust Co., Ltd has the corresponding signing right. The meaning of The Gold Income Right Transfer and Repurchase Contract is true and the content is specific and explicit.

Both parties agreed in the contract that Wuhan Kingold Jewelry Co., Ltd agreed to transfer the income right to the stock gold it holds lawfully (Au99,99 standard gold of the corresponding market value of the closing price on the most recent trading day in Shanghai Gold Exchange no lower than the 412.5 million RMB when pledging) to AJ Trust with a transfer amount of RMB 300 million. The transfer fees are used to purchase gold material. Shanghai AJ Trust Co., Ltd shall receive the Object Gold Income Right from Wuhan Kingold Jewelry Co., Ltd with the trust fund according to the trust contract, and under the agreed circumstances, Wuhan Kingold Jewelry Co., Ltd shall repurchase the object gold income right held by Shanghai AJ Trust Co., Ltd, which has not been achieved, according to the contract.

English Translation

Based on the above facts, we hereby certify that Zhihong Jia, the legal representative of the transferor (the repurchase party) Wuhan Kingold Jewelry Co., Ltd and Weizhong Zhou, the legal representative of the transferee Shanghai AJ Trust Co., Ltd have signed the preceding The Gold Income Right Transfer and Repurchase Contract in Shanghai on 28th April, 2016, the content of which is in accordance with the relevant regulations of General Principles of the Civil Law of the People's Republic, Security Law of the People's Republic, Contract Law of People's Republic of China. The seals of both parties are true.

According to Article 238 in Civil Procedure Law of the People's Republic of China, Article 37 in Notarization Law of the People's Republic of China and the regulations in Joint Notification of the Supreme People’s Court and the Justice Department on the Relevant Issues about the Credit Instruments Granted the Effectiveness of Compulsory enforcement by Public Security Organization, since the date of the preceding The Gold Income Right Transfer and Repurchase Contract takes effect, this notarial certificate has the effectiveness of compulsory enforcement.

Shanghai Huangpu Notary Public Office of the People's Republic of China

Notary: Yang Gao

28th April, 2016